EXHIBIT 99


                             PRESS RELEASE



       NTL EXPRESSES NO COMMENT ON ARTICLES IN THE BRITISH PRESS
                        CONCERNING TELEWEST plc



        New York, NY; Farnborough, Hampshire (September 25, 1997) -- In response to articles appearing today in the British press, NTL Incorporated (NASDAQ:NTLI; EASDAQ:NTLI.ED) reiterated its statement in its press release dated August 4, 1997 that in keeping with its policy it would not comment on any talks with Telewest plc or any other telephony cable provider in the UK.






   Contact: NY--John Gregg or Richard J. Lubasch, (212) 906-8440;
            UK-Alison Smith, 01252-402-662